NEWS RELEASE

Contact:
Kim Plaskett
Greyhound Lines, Inc.
Phone: 972-789-7202

Sarah Lewensohn
Laidlaw International, Inc
630-848-3120

GREYHOUND LINES CONTRACT OFFER TO BE SUBMITTED TO AMALGAMATED TRANSIT UNION MEMBERSHIP FOR VOTE

DALLAS (Feb. 16, 2007) – Greyhound Lines, Inc., a wholly owned subsidiary of Laidlaw International, Inc. (NYSE: LI), today announced that the Amalgamated Transit Union (ATU) National Local 1700 has agreed to present the company’s final contract offer to its membership for a vote.

Specific terms of the offer will not be released until presented to union members. Greyhound and the ATU have agreed to extend the current contract through April 15, 2007 to allow time for the voting process. If approved, the new contract would immediately go into effect.

The ATU represents approximately 3,300 Greyhound employees, including 3,000 drivers and about half of the company’s mechanics.

Greyhound is the largest North American provider of intercity bus transportation, serving more than 2,300 destinations with nearly 13,000 daily departures across the continent. The company also provides Greyhound PackageXpress (GPX), as well as Greyhound Travel Services including: charters, sightseeing and shore services. For fare and schedule information and to buy tickets call 1-800-231-2222 or visit the Web site at www.greyhound.com.

Laidlaw International, Inc. is a holding company for North America’s largest providers of school and inter-city bus transport services and a leading supplier of public transit services. The company’s businesses operate under the brands: Laidlaw Education Services, Greyhound Lines, Greyhound Canada and Laidlaw Transit. The company’s shares trade on the New York Stock Exchange (NYSE: LI). For more information on Laidlaw International, visit the Web site: www.laidlaw.com.

Forward-Looking Statements

Certain statements contained in this press release, including statements regarding the benefits of the transaction with FirstGroup PLC, that are not historical facts, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of terminology such as: believe, hope, may, anticipate, should, intend, plan, will, expect, estimate, continue, project, positioned, strategy and similar expressions. Such statements involve certain risks, uncertainties and assumptions that include, but are not limited to,

•	The ability to successfully integrate Laidlaw International and FirstGroup into a combined company and execute its business strategy;

•	Economic and other market factors, including competitive pressures in the transportation industry and changes in pricing policies;

•	The ability to implement initiatives designed to realize synergies, increase operating efficiencies or improve results;

•	Continued increases in prices of fuel and potential shortages;

•	Control of costs related to accident and other risk management claims;

•	The potential for rising labor costs and actions taken by organized labor unions;

•	Terrorism and other acts of violence;

•	Other risks and uncertainties related to the proposed transaction, including but not limited to the satisfaction of the conditions to closing; including receipt of stockholder, regulatory, and other approvals; and

•	Other risks and uncertainties described in Laidlaw’s filings with the Securities and Exchange Commission.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated. In light of these risks and uncertainties you are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised, however, to consult any further disclosures the Company makes on related subjects as may be detailed in the Company’s other filings made from time to time with the Securities and Exchange Commission.

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